EXHIBIT 23


CONSENT OF INDEPENDENT AUDITORS

GENERAL MOTORS CORPORATION:

We hereby consent to the incorporation by reference in Registration Statement No. 333-76441 on Form S-8 of our report dated May 21, 1999 appearing in this Annual Report on Form 11-K of the Hughes Non-Bargaining Employees Thrift and Savings Plan and the Hughes Bargaining Employees Thrift and Savings for the year ended November 30, 1998.


/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP



Los Angeles, California
June 1, 1999









































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